As filed with the Securities and Exchange Commission on March 28, 1997
                                                    Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                  VERIFONE, INC
             (Exact name of registrant as specified in its charter)

             Delaware                           99-0206064
     (State of Incorporation)      (I.R.S. Employer Identification No.)

                             ---------------------

                          THREE LAGOON DRIVE, SUITE 400
                         REDWOOD CITY, CALIFORNIA 94065
                                 (415) 591-6500
          (Address and telephone number of principal executive offices)

                             ---------------------

                       1997 RESTRICTED PHANTOM STOCK PLAN

                            (Full title of the plans)

                                 HATIM A. TYABJI
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 VERIFONE, INC.
                          THREE LAGOON DRIVE, SUITE 400
                         REDWOOD CITY, CALIFORNIA 94065
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------
                                   Copies to:
         WILLIAM G. BARMEIER, ESQ.               MICHAEL R. JACOBSON, ESQ.
          SENIOR VICE PRESIDENT,                    COOLEY GODWARD LLP
      GENERAL COUNSEL AND SECRETARY                 3000 EL CAMINO REAL
             VERIFONE, INC.                     PALO ALTO, CALIFORNIA 94306
      THREE LAGOON DRIVE, SUITE 400                    (415) 843-5000
      REDWOOD CITY, CALIFORNIA 94065                 FAX (415) 857-0663
            (415) 591-6500
          FAX (415) 598-4516


                              --------------------

                         CALCULATION OF REGISTRATION FEE

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                                  PROPOSED         PROPOSED
    TITLE OF                       MAXIMUM          MAXIMUM
 SECURITIES TO   AMOUNT TO BE  OFFERING PRICE      AGGREGATE       AMOUNT OF
 BE REGISTERED    REGISTERED    PER SHARE (1)   OFFERING PRICE    REGISTRATION
                                                      (1)             FEE
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 Restricted
 Stock Grants
 and Common
 Stock (par            12,500       $34.32          $429,000        $130.00
 value $0.01)
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(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on March 25, 1997 as reported on the New York Stock Exchange.
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            ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by VeriFone, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                       ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

                 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

               ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, VeriFone has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). VeriFone's Bylaws provide that VeriFone will indemnify its directors and may indemnify its officers to the fullest extent permitted by law. Under its Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also permit VeriFone to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, VeriFone's Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to VeriFone and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to VeriFone, for acts or omissions not in good faith or involving intentional misconduct, for knowing violation of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

                                       1.

     VeriFone has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

     VeriFone maintains a policy providing directors and officers liability insurance which insures directors and officers of VeriFone in certain circumstances.

                  ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.







                                       2.

                                ITEM 8.  EXHIBITS


EXHIBIT
NUMBER

5.1       Opinion of Cooley Godward LLP

23.1      Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1      Power of Attorney is contained on the signature pages.

99.1      1997 Restricted Phantom Stock Plan



                              ITEM 9.  UNDERTAKINGS

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration

                                       3.

statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                       4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on March 28,
1997.


                                   VERIFONE, INC.



                                   By:  /s/ Joseph M. Zaelit
                                        ------------------------------------
                                        Joseph M. Zaelit
                                        Senior Vice President, Finance and
                                        Administration and
                                        Chief Financial Officer





                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hatim A. Tyabji and Joseph M. Zaelit, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                         TITLE                           DATE



     /s/ Hatim A. Tyabji          Director, Chairman of the       March 15, 1997
-------------------------------   Board, President and
     Hatim A. Tyabji              Chief Executive Officer
                                  (principal executive officer)



     /s/ Joseph M. Zaelit         Senior Vice President,          March 15, 1997
-------------------------------   Finance and Administration,
     Joseph M. Zaelit             and Chief Financial Officer
                                  (principal financial officer)



     /s/ Eldon M. Bullington      Vice President and              March 15, 1997
-------------------------------   Corporate Controller
     Eldon M. Bullington          (principal accounting officer)



     /s/ H. H. Haight IV          Director                        March 15, 1997
-------------------------------
     H. H. Haight IV



     /s/ J. Robert Harcharik      Director                        March 15, 1997
-------------------------------
     J. Robert Harcharik



     /s/ Thomas E. Peterson       Director                        March 15, 1997
-------------------------------
     Thomas E. Peterson



     /s/ John R. C. Porter        Director                        March 15, 1997
-------------------------------
     John R. C. Porter

SIGNATURE                         TITLE                           DATE



-------------------------------   Director                        March __, 1997
     Clinton V. Silver



     /s/ A. Michael  Spence       Director                        March 15, 1997

-------------------------------
     A. Michael Spence



     /s/ R. Elton White           Director                        March 15, 1997
-------------------------------
     R. Elton White

                                  EXHIBIT INDEX


EXHIBIT                     DESCRIPTION
NUMBER

 5.1      Opinion of Cooley Godward LLP

23.1      Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1      Power of Attorney is contained on the signature pages.

99.1      1997 Restricted Phantom Stock Plan